UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2006

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to our Standby Equity Distribution Agreement ("SEDA") dated July 15, 2005, we sold 6,313,131 shares of common stock to Cornell Capital Partners, LP ("Cornell Capital") on January 4, 2006. In accordance with the SEDA, the number of shares was calculated as $500,000 divided by $0.0792. We selected $500,000 as the gross advance for this particular SEDA transaction. The $0.0792 price per share was calculated, under the SEDA, by multiplying the lowest daily volume weighted average price (as quoted by Bloomberg L.P.) in the five-day trading period from December 27, 2005 to January 3, 2006 by 97%. From the indicated $500,000 gross advance, we actually received cash proceeds of $474,500 net of a 5% retainage fee and a $500 structuring fee.

We have stated in a SEC registration statement that the 3% discount and the 5% retainage fee constitute underwriting discounts, as does the $515,000 commitment fee (paid in the form of 725,353 shares of our common stock) which we paid to Cornell Capital in respect of the entire $15,000,000 SEDA commitment on July 15, 2005. The 6,313,131 shares were issued to Cornell Capital pursuant to the Securities Act Section 4(2) registration exemption.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

January 6, 2006	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer & Chief Financial Officer